UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 21, 2022

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 21, 2022, the compensation committee of the board of directors of Diamond Offshore Drilling, Inc. (the “Company”) approved forms of award agreements for grants of restricted stock units (“RSUs”) under the Company’s 2021 Long-Term Stock Incentive Plan to certain of its key employees, including its executive officers, with grant dates on or after May 12, 2022. The award agreements provide for time-based awards that vest in equal amounts annually over a three-year period and performance-based awards that vest based on the achievement of a performance goal over a three-year period.

Time-Based RSU Awards. The time-based RSUs vest and become non-forfeitable with respect to approximately 1/3 of the RSUs on each of May 12, 2023, May 12, 2024 and May 12, 2025, subject to the recipient’s continuous service or employment with the Company through the applicable vesting date. If the recipient is terminated for “cause” (as defined in the award agreement), all vested and unvested time-based RSUs will immediately be forfeited and cancelled for zero compensation. In connection with a “change in control” (as defined in the award agreement) in which the award is continued, assumed or replaced with an economically equivalent equity-based award that contains substantially comparable terms and conditions (a “Rollover Award”), the Rollover Award will vest in accordance with the schedule set forth above. In the case of a Rollover Award, upon the occurrence of a termination of the recipient’s service (i) by the Company without cause, (ii) by the recipient for “good reason” (as defined in the award agreement) or (iii) by reason of the recipient’s death or “disability” (as defined in the award agreement) (a “Qualifying Termination”) during the 12-month period following such change in control, such award will 100% vest and become non-forfeitable as of the date on which such Qualifying Termination occurred. In connection with a change in control in which the award does not become a Rollover Award, a pro-rated portion of the number of RSUs scheduled to vest on the next vesting date (to the extent not previously vested) will immediately vest in full, subject to the recipient’s continued service through the consummation of the change in control and, to the extent not continued, assumed or replaced in connection with the change in control, any remaining unvested time-based RSUs will immediately be forfeited and cancelled for zero compensation. Upon a termination of service for any other reason, all outstanding and unvested time-based RSUs will immediately be forfeited and cancelled for zero compensation. Any vested RSUs may be settled in cash in lieu of stock.

Performance-Based RSU Awards. The performance-based RSUs vest and become non-forfeitable based on the level of achievement of the Measurement VWAP (as defined below) during the three-year period commencing on the grant date (unless terminated earlier in connection with a “change in control” (as defined in the award agreement) as set forth in the award agreement) (the “Performance Period”), subject to the recipient’s continuous service or employment with the Company through the end of the Performance Period. If during the Performance Period the highest 30 consecutive trading day volume-weighted average price of the Company’s common stock at any time during the Performance Period (“Measurement VWAP”) equals the First Threshold (as defined in the award agreement), then 1/3 of the RSUs will vest and become non-forfeitable. If during the Performance Period, the highest Measurement VWAP equals the Second Threshold (as defined in the award agreement), which exceeds the First Threshold, then 2/3 of the RSUs will vest and become non-forfeitable. If during the Performance

Period, the highest Measurement VWAP equals or exceeds the Third Threshold (as defined in the award agreement), which exceeds the Second Threshold, then 100% of the RSUs will vest and become non-forfeitable. If the highest Measurement VWAP falls between any of the above thresholds, straight-line interpolation will be applied to determine the number of RSUs that will vest and become non-forfeitable. If during the Performance Period, the highest Measurement VWAP does not equal or exceed the First Threshold, then 0% of the RSUs will vest and become non-forfeitable, and the performance-based RSUs will immediately be forfeited and cancelled for zero compensation.

If the recipient is terminated for “cause” (as defined in the award agreement), all vested and unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation. Upon the occurrence of a Qualifying Termination before the end of the Performance Period, the performance-based RSUs will vest and become non-forfeitable as set forth above (without regard for the requirement that the recipient remain in continuous service through the end of the Performance Period) based on the highest Measurement VWAP achieved during the Performance Period prior to the Qualifying Termination, and any unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation.

In connection with a change in control in which there is a Rollover Award, the Rollover Award will vest based on the Measurement VWAP as set forth above (subject to equitable adjustable to account for such change in control). In the case of a Rollover Award, upon the occurrence of a Qualifying Termination during the 12-month period following such change in control, such award will vest and become non-forfeitable as follows:

•

If the change in control occurred prior to the first anniversary of the grant date and the consideration (on a per share basis) that holders of the Company’s common stock receive in connection with the change in control in which the Company is not the surviving entity (the “Transaction Share Price”) equaled or exceeded the First Threshold, then 100% of the Rollover Award will vest and become non-forfeitable;

•

If the change in control occurred on or after the first anniversary but prior to the second anniversary of the grant date and the Transaction Share Price equaled the First Threshold, then 1/3 of the Rollover Award will vest and become non-forfeitable, and if the Transaction Share Price equaled or exceeded the Second Threshold, then 100% of the Rollover Award will vest and become non-forfeitable (if the Transaction Share Price falls between either of the above thresholds, straight-line interpolation will be applied to determine how much of the Rollover Award will vest and become non-forfeitable); and

•

If the change in control occurred on or after the second anniversary but prior to the third anniversary of the grant date and the Transaction Share Price equaled the First Threshold, then 1/3 of the Rollover Award will vest and become non-forfeitable, and if the Transaction Share Price equaled or exceeded the Third Threshold, then 100% of the Rollover Award will vest and become non-forfeitable (if the Transaction Share Price falls between either of the above thresholds, straight-line interpolation will be applied to determine how much of the Rollover Award will vest and become non-forfeitable).

Upon the occurrence of a change in control in which the award does not become a Rollover Award, the Performance Period will terminate upon the consummation of the change in control and the performance-based RSUs will vest and become non-forfeitable upon the consummation of the change in control as follows:

•	If the Transaction Share Price equaled the First Threshold, then 1/3 of the RSUs will vest and become non-forfeitable;

•	If the Transaction Share Price equaled the Second Threshold, then 2/3 of the RSUs will vest and become non-forfeitable;

•	If the Transaction Share Price equaled or exceeded the Third Threshold, then 100% of the RSUs will vest and become non-forfeitable; and

•	Any unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation upon the consummation of the change in control.

Upon the occurrence of a termination of service for any other reason, all outstanding and unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation. Any vested RSUs may be settled in cash in lieu of stock.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Time-Vesting Restricted Stock Unit Award Agreement filed as Exhibit 10.1 to this report and the form of Executive Performance-Vesting Restricted Stock Unit Award Agreement filed as Exhibit 10.2 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	Specimen Time-Vesting Restricted Stock Unit Award Agreement

10.2	Specimen Executive Performance-Vesting Restricted Stock Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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